Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Motricity, Inc. of our report dated March 5, 2010, except for Note 17, as to which the date is June 15, 2010, relating to the consolidated financial statements and financial statement schedule of Motricity, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

December 22, 2010